Exhibit 10.6

MTECH ACQUISITION CORP.

10124 Foxhurst Court,

Orlando, Florida 32836

January 29, 2018

MTech Sponsor LLC

10124 Foxhurst Court,

Orlando, Florida 32836

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of MTech Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), MTech Sponsor LLC shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, situated at 10124 Foxhurst Court, Orlando, Florida 32836 (or any successor location). In exchange therefor, the Company shall pay MTech Sponsor LLC the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. MTech Sponsor LLC hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO as a result of this letter agreement (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, this letter agreement and will not seek recourse against the Trust Account for any reason whatsoever.

Very truly yours,

MTECH ACQUISITION CORP.

By:	/s/ Scott Sozio
Name: Scott Sozio
Title: Chief Executive Officer

AGREED TO AND ACCEPTED BY:

MTECH SPONSOR LLC

By:	/s/ Scott Sozio
Name: Scott Sozio
Title: Managing Member of SS FL LLC, a managing member of MTech Sponsor LLC